UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2007

Commission file number: 0-23687

STOCKGROUP INFORMATION SYSTEMS INC.
(Exact name of small business issuer as specified in its charter)

Colorado	84-1379282
(State or other jurisdiction of incorporation or	(IRS Employer Identification No.)
organization)

Suite 500-750 West Pender Street, Vancouver, British Columbia, V6C 2T7
(Address of principal executive offices)

(604) 331-0995
(Issuer's telephone number)

_______________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities

Stockgroup Information Systems Inc. (the “Company”) announced today that it has completed the closing of a previously announced private placement by issuing 3,333,334 common shares at C$1.50 (US $1.34) per share for total gross proceeds of C$5.0 million (US$4.5 million). The private placement was led by Jennings Capital Inc. and included Cormark Securities Inc. Underwriter commissions were 6% of gross proceeds or C$300,000 and agents warrants equal to 6% of common shares issued, entitling the agent to acquire one common share, up to a total of 200,000 common shares, at a price of C$1.50 per share at any time before 12 months of the closing date. The shares issued bear Canadian, US and Exchange legends and are restricted from resale without an effective prospectus or exemption.

The proceeds of the private placement will be used for acquisitions and general working capital.

The common shares will be subject to a 4 month hold period in Canada. The common shares have not been and will not be registered under the United States Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States, or to persons in the United States, unless registered or an exemption from such registration is available.

The Company agreed pursuant to the terms of a registration rights agreement with the investors, to the following:

(i)

file a registration statement with respect to the resale of shares of our common stock sold to the investors and shares of our common stock issuable upon exercise of the warrants with the SEC within 40 days after the final closing date;

(ii)

use our best efforts to have the registration statement declared effective by the SEC as soon as possible after the initial filing, and in any event no later than 150 days after the final closing date;

(iii)	keep the registration statement effective for 24 months following the effective date of the shelf registration statement.

If the registration statement is not filed on or prior to the deadline date, then in addition to any other rights available to the investor, the Company shall pay to each investor an amount in cash, equal to 5% of the product of (A) the subscription price, and (B) the number of common shares held by such investor that are registrable securities; and on each 30 day anniversary of each such filing default date thereof (if the applicable default shall not have been cured by such date) until the applicable filing default is cured, the Company shall pay to each investor an amount in cash, equal to 2% of the investor’s subscription amount.

If the registration statement is not declared effective by the Securities and Exchange Commission or otherwise becomes effective on or prior to the deadline date, the Company shall pay to each investor an amount, equal to 2% of the product of (A) the subscription price, and (B) the number of common shares held by such investor. On each 30 day anniversary of each such default date thereof (if the applicable default shall not have been cured by such date) until the applicable default is cured, the Company shall pay to each investor an amount in cash, as partial liquidated damages and not as a penalty, equal to 2% of the investor’s subscription amount.

Item 9.01 Financial Statements and Exhibits.

10.1	Form of Subscription Agreement with the Company for each investor.

10.2	Form of Registration Rights Agreement with the Company for each subscriber.

99.1	Press Release issued by the Company on May 16, 2007.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2007

Stockgroup Information Systems Inc.
(Registrant)

By: /s/ Susan Lovell
Susan Lovell
Chief Financial Officer